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                                                                    EXHIBIT 10.1


                               PROMISSORY NOTE
                               ---------------
                               (line of credit)


$1,100,000                                                      December 6, 1996

         FOR VALUE RECEIVED, the undersigned, ARNOLD PALMER GOLF COMPANY (hereinafter referred to as "Borrower"), promises to pay to the order of JOHN
T. LUPTON (hereinafter referred to as "Lender") and any subsequent holder(s) hereof (Lender and any subsequent holder being hereinafter referred to collectively as "Holder"), at the office of Lender at 702 Tallan Building, Two Union Square, Chattanooga, Tennessee 37402 or at such other place as Holder may designate to Borrower in writing from time to time, the principal sum of One Million One Hundred Thousand Dollars ($1,100,000), or the aggregate unpaid principal amount of all advances made by Lender to the Borrower (which aggregate unpaid principal amount shall be equal to the amount duly endorsed and set forth opposite the date last appearing on the sheet attached to this
Note), whichever is less. Borrower may borrow, repay and reborrow up to One Million One Hundred Thousand Dollars ($1,100,000) from time to time under this Note provided Borrower is not in default in the payment of principal and interest hereunder and no other event of default exists under this Note at the time. The aggregate principal amount of each Borrowing under this Note shall not be less than $1,000 and shall be in integral multiples of $1,000. The proceeds of the borrowings under this Note will be used by the Borrower solely to provide working capital. Interest shall be paid at maturity on the outstanding balance of such principal sum at the Northern Trust Company prime based rate less .25% as announced by Norther Trust Company from time to time.

         The entire outstanding principal balance hereof together with accrued interest, and all other sums owing hereunder, shall be due and payable in full on January 31, 1997, if not sooner paid.

         All payments hereon shall be credited first to interest due hereunder, and thereafter to the reduction of the principal balance and other sums, if any, due hereunder, until the full amount of the principal, interest and other sums, if any, have been paid in full.

         This Note may be prepaid in whole or in part at any time without premium or penalty.

         The occurrence of any one or more of the following shall constitute a default hereunder (herein a "Default" or an "Event of Default"): (1) The Borrower shall fail to pay when due any interest or principal payable hereunder; (2) The Borrower shall admit its
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inability to pay its debts as they mature or shall make an assignment for the benefit of any of its creditors; (3) A voluntary or involuntary petition in bankruptcy or receivership shall be filed by or against the Borrower; or (4) The Borrower shall fail to pay any indebtedness for borrowed money due to any third person and such failure shall continue beyond any applicable grace period. Should any Event of Default occur, the unpaid principal balance and all accrued interest owing under this Note shall, at the option of the Holder of the Note, become immediately due and payable.

         Such due principal and (to the extent legally enforceable) interest hereof shall bear interest from the due date thereof until paid at the maximum legal rate permitted under the laws of the State of Tennessee for obligations of this type. Anything herein to the contrary notwithstanding, the obligations of the Borrower under this Note shall be subject to the limitation that payments of interest shall not be required to the extent that receipt of any such payment by the Holder would be contrary to provisions of law applicable to the Holder limiting the maximum rate of interest which may be charged or collected by the Holder.

         Time is of the essence of this Note.

         In the event this Note or any part thereof is collected by or through an attorney at law, Borrower agrees to pay all costs of collection, including but not limited to, reasonable attorney's fees and court costs.

         Presentment for payment, demand, protest and notice of demand, protest and nonpayment and all other notices are hereby waived by Borrower. No failure to accelerate the debt evidenced hereby by reason of default hereunder, acceptance of a past due installment, or indulgences granted from time to time shall be construed (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by the laws of the State of Tennessee; and Borrower hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of time for the payment of this Note or any installment due hereunder, made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the original liability of Borrower under this Note, either in whole or in part unless Holder agrees otherwise in writing. This Note may not be changed orally, but only in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.


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         This Note is intended as a contract under and shall be construed and enforceable (both as to validity and performance) in accordance with the laws of the State of Tennessee.

         Whenever possible, each provision of this instrument shall be interpreted in such manner as to be effective and valid under enforceable law, but if any provision of this instrument shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this instrument.

         As used herein the terms "Borrower" and "Holder" shall be deemed to include their respective heirs, successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law.

         IN WITNESS WHEREOF, Borrower has executed this Note to be effective as of the date first above written.

                                        BORROWER:

                                        ARNOLD PALMER GOLF COMPANY


                                        By: /s/ George H. Nichols
                                           -------------------------------------
                                        Title: President & C.O.O.
                                              ----------------------------------



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